EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement No. 333-66986 of Barr Pharmaceuticals, Inc., formerly Barr Laboratories, Inc., on Form S-4 and in the Registration Statement Nos. 33-73696, 33-73698, 333-17349, 333-17351, 333-50356, 333-75388, 333-75390, 333-102070 and 333-102072 of Barr Pharmaceuticals, Inc., formerly Barr Laboratories, Inc., on Form S-8 of our report dated March 1, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment) relating to the financial statements and financial statement schedule of Barr Pharmaceuticals, Inc. and of our report dated March 1, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, each appearing in the Transition Report on Form 10-K/T of Barr Pharmaceuticals, Inc. for the six months ended December 31, 2006.
/s/  Deloitte & Touche LLP
Parsippany, New Jersey
March 1, 2007